UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   July 17, 2019

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (501) 205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INUV	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01            OTHER EVENTS

On July 17, 2019, Inuvo, Inc. (the “Company”) issued 2,062,500 shares of its common stock to Roth Capital Partners (the “Underwriter”) in connection with the Underwriter fully exercising its over-allotment option at the public offering price of $0.30 per share. After giving effect to the full exercise of the over-allotment option, the total number of shares sold by the Company in the public offering increased to 15,812,500 shares and gross proceeds increased to approximately $4.7 million. The Company intends to use the over-allotment proceeds for general corporate purposes, including working capital and investment in its IntentKeyTM technology.

A copy of the press release announcing the closing of exercise of the over-allotment exercise is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Item 8.01 and Exhibit 99.1 contain forward-looking statements regarding the Company, and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press release dated July 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: July 17, 2019	By:	/s/ John Pisaris
John Pisaris
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 17, 2019.